HALLWOOD ENERGY CORPORATION
                           CHANGE OF CONTROL AGREEMENT


         This  change  of  control  agreement   ("Agreement")  is  entered  into
effective as of __________, 1999, by and between Hallwood Energy Corporation ("HEC") and _________ ("Executive").

         WHEREAS, HEC desires to retain certain key employee personnel who are employed by its wholly owned subsidiary, Hallwood Petroleum, Inc. ("HPI") and, accordingly, the Board of Directors of HEC has approved HEC entering into a change of control agreement with Executive in order to encourage Executive's continued service to HPI and HEC;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, HEC and Executive agree as follows:

1.       DEFINITIONS.

(a) "Change in Duties" shall mean the occurrence, within two years after the date upon which a Change of Control occurs, of any one or more of the following:

(i) a reduction in Executive's annual salary from the level in effect immediately prior to the Change of Control:

(ii) failure of HEC or its successor to provide Executive with an annual bonus, incentive compensation or other employee benefits (including but not limited to medical, dental, life insurance, accidental, death and long-term disability plans) that are materially consistent with such annual bonuses, incentive compensation or other employee benefits provided by HEC or its successor to executives with comparable duties;

(iii) a significant adverse alteration in the nature or status of Executive's duties, title, responsibilities, or the conditions of Executive's employment from those in effect immediately prior to such Change in Control; or

(iv) a change in the location of Executive's principal place of employment by HEC or its successor by more than 25 miles from the location where Executive was principally employed immediately prior to the date on which a Change of Control occurs.

(b) "Change of Control" shall mean the occurrence after the effective date of this Agreement of:

(i) An acquisition of any voting securities of HEC (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than The Hallwood Group Incorporated and its affiliates immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the combined voting power of HEC's then outstanding Voting Securities;

(ii)     The  individuals  who,  as of the  effective  date of this  Agreement, are members of the Board of Directors of HEC (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board of Directors of HEC (the "Board"); provided, however, that if the election, or nomination for election by HEC's common stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "election contest" (as described in Rule 14A-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii) Approval by stockholders of HEC of:

(A) A merger, consolidation or reorganization involving HEC, unless:

(1) the stockholders of HEC, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following
                                            such   merger,    consolidation   or
                                            reorganization,   at   least   fifty
                                            percent (50%) of the combined voting
                                            power  of  the  outstanding   voting
                                            securities   of   the    corporation
                                            resulting   from   such   merger  or
                                            consolidation or reorganization (the
                                            "Surviving      Corporation")     in
                                            substantially the same proportion as
                                            their   ownership   of  the   Voting
                                            Securities  immediately  before such
                                            merger,       consolidation       or
                                            reorganization, and

(2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute  at least a  majority  of
                                            the   members   of  the   board   of
                                            directors    of    the     Surviving
                                            Corporation; or

(B)      A complete liquidation or dissolution of HEC; or

(C) An agreement for the sale or other disposition of all or substantially all of the assets of HEC to any Person (other than a transfer to a wholly owned subsidiary).

(iv) Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired beneficial ownership of more than the permitted percent of the outstanding Voting Securities as a result of the acquisition of Voting Securities by HEC which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares beneficially owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by HEC, and after such share acquisition by HEC, the Subject Person becomes the beneficial owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a Change of Control shall occur; or

                  (v) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

(c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

(d)      "Compensation" shall mean the sum of:

(i) Executive's annual salary immediately prior to the date on which a Change of Control occurs; and

(ii) An annual average bonus computed by dividing the total cash bonuses received by Executive during the three years immediately prior to the date on which a Change of Control occurs by three or, in the event Executive has been employed by HEC or its predecessors for less than three years prior to the date on which a Change of Control occurs, the annual average bonus shall be computed by dividing the total cash bonuses received by Executive during the period of employment immediately prior to the date on which a Change of Control occurs (the "Period") by the number, carried to two decimal places, determined by dividing the number of days in the Period by 365.

(e) "Involuntary Termination" shall mean any termination of Executive's employment with HEC or its successor other than
                  (i) Termination for Cause, (ii) termination as a result of death or disability under circumstances entitling Executive to benefits under HEC's long-term disability plan, (iii) Retirement, or (iv) resignation by Executive except resignation on or before the date which is one hundred eighty days after the date upon which Executive receives notice of a Change in Duties.

                  (f)  "Person"  shall  mean  and  include  an   individual,   a
                  partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

(f) "Retirement" shall mean Executive's resignation on or after the date Executive reaches age sixty-five.

(g) "Severance Amount" shall mean an amount equal to ____ times Executive's Compensation.

(h) Stock Options shall mean options granted to Executive by HEC or its successor to purchase stock of HEC or its successor.

(i) "Termination for Cause" shall mean an Executive's termination of employment with HEC or its successor because of:

(i) the continued failure by the Executive to devote time and effort to the performance of Executive's duties consistent with Executive's performance prior to the occurance of a Chance of Control, after written demand for improved performance has been delivered to the Executive by HEC which specifically identifies how Executive has not devoted such consitent time and effort to the performance of Executive's duties; or

(ii) the willful engaging by Executive in misconduct which is materially injurious to HEC, monetarily or otherwise.

2. SEVERANCE BENEFITS. If Executive's employment by HEC or its successor is subject to an Involuntary Termination which occurs within two years after the date upon which a Change of Control occurs, then Executive shall be entitled to receive, as additional compensation for services rendered to HEC or its successor,

(a) A lump sum cash payment in an amount equal to Executive's Severance Amount and,

(b) Notwithstanding any provision to the contrary in any stock option agreement, or other agreement relating to equity-type compensation that may be outstanding between the Executive and HEC, all stock options, incentive stock options, performance shares, and stock appreciation rights under the 1999 Long Term Incentive Plan or any other plan or arrangement then held by the Executive shall immediately become 100% vested and exercisable, and the Executive shall become 100% vested in all shares of restricted stock held by or for the benefit of the Executive; provided, however, that to the extent HEC is unable to provide for such acceleration of vesting, HEC shall provide in lieu thereof a lump-sum cash payment equal to the difference between the total value of such outstanding units, stock options, incentive stock options, performance shares, stock appreciation rights and shares of restricted stock (the "Stock Rights") as of the date of the Executive's termination of employment and the total value of the stock rights in which the Executive is vested as of the date of his termination of employment. The value of such accelerated vesting in the Executive stock rights shall be determined by the Board in good faith based on a valuation performed by an independent consultant selected by the Board. Notwithstanding any provision to the contrary in any stock option agreement that may be outstanding between the Executive and HEC, the Executive's right to exercise any previously unexercised options under any such stock option agreement shall not terminate until the latest date on which the option granted under such agreement would expire under the terms of such agreement but for the Executive's termination of employment; provided, however, that to the extent HEC is unable to provide for the extension of the expiration date of such options, HEC shall provide in lieu thereof a lump-sum cash payment equal to the value of such extension HEC is unable to provide. Such values of such accelerated vesting and exercisability shall be determined by the Board in good faith based on a valuation performed by an independent consultant selected by the Board.

(c) For a period of eighteen (18) months subsequent to the Executive's termination of employment, HEC shall at its expense continue on behalf of the Executive and his dependents and beneficiaries, all medical, dental, vision, and health benefits and insurance coverage which were being provided to the Executive at the time of termination of employment. The benefits provided in this Section 2(c) shall be no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage provided the Executive under the plans providing such benefits at the time Notice of Termination is given. HEC's obligation hereunder to provide a benefit shall terminate if the Executive obtains comparable coverage under a subsequent employer's benefit plan. For purposes of the preceding sentence, benefits will not be comparable during any waiting period for eligibility for such benefits or during any period during which there is a preexisting condition limitation on such benefits. HEC also shall pay to the Executive a lump sum equal to the amount of any additional income tax payable by the Executive and attributable to the benefits provided under this subparagraph (c) at the time such tax is imposed upon the Executive. In the event that the Executive's participation in any such coverage is barred under the general terms and provisions of the plans and programs under which such coverage is provided, or any such coverage is discontinued or the benefits thereunder are materially reduced, HEC shall provide or arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such coverage immediately prior to the Termination Notice. At the end of the period of coverage set forth above, the Executive shall have the option to have assigned to him at no cost to the Executive and with no apportionment of prepaid premiums, any assignable insurance owned by HEC and relating specifically to the Executive, and the Executive shall be entitled to all health and similar benefits that are or would have been made available to the Executive under law.


The severance benefits payable under this Paragraph shall be paid to Executive on or before the tenth day after the last day of Executive's employment with HEC or its successor. Any severance benefits paid pursuant to this Paragraph will be deemed to be a severance payment and not compensation for purposes of determining benefits under HEC's qualified plans and shall be subject to any required tax withholding.

3. NO MITIGATION. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.

4.       ADDITIONAL PAYMENT BY HEC.

(a) GROSS-UP PAYMENT. In the event it shall be determined that any payment or distribution of any type by HEC to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise (the "Total Payments"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax", then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including additional excise taxes under said Section 4999 and any interest, and penalties imposed with respect to any taxes) imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments. HEC shall pay the Gross-Up Payment to the Executive within twenty (20) business days after the Termination Date.

(b) DETERMINATION BY ACCOUNTANT. All determinations required to be made under this Section 4, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made, at HEC's expense, by the independent accounting firm retained by HEC on the date of Change in Control (the "Accounting Firm"), which shall provide detailed supporting calculations both to HEC and the Executive within fifteen (15) business days of the Termination Date, if applicable, or such earlier time as is requested by HEC. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with an opinion that he has substantial authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm shall be binding upon HEC and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that a Gross-Up Payment which will not have been made by HEC, should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that HEC exhausts its remedies pursuant to this
     Section 4 and the Executive thereafter is required to made a payment of any Excise Tax, the Accounting Firm shall determine, at HEC's expense, the amount of the Underpayment that has occurred and any Underpayment shall be promptly paid by HEC to or for the benefit of the Executive.

(c) NOTIFICATION REQUIRED. The Executive shall notify HEC in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by HEC of the Gross-Up Payment. Such notification shall be given as soon as practicable but not later than ten (10) business days after the Executive knows of such claim and shall appraise HEC of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which it gives such notice to HEC (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If HEC notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

(i) give HEC any information reasonably requested by HEC relating to such claim,

(ii) take such action in connection with contesting such claim as HEC shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by HEC,

(iii) cooperate with HEC in good faith in order to effectively contest such claim,

(iv) permit HEC to participate in any proceedings relating to such claim, provided, however, that HEC shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 4(c), HEC shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund, or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as HEC shall determine; provided, however, that if HEC directs the Executive to pay such claim and sue for a refund, HEC shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due to limited solely to such contested amount. Furthermore, HEC's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(d) REPAYMENT. If, after the receipt by the Executive of an amount advanced by HEC pursuant to Section 4(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to HEC's complying with the requirements of Section 4(c) promptly pay to HEC the amount of such refund (together with any interest paid or credited thereon after applicable thereto). If, after the receipt by the Executive of an amount advanced by HEC pursuant to Section 4(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and HEC does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

5. TERM. Within ninety days after June ____, 2002, and within ninety days after each successive three-year period of time thereafter that this Agreement is in effect, HEC shall have the right to review this Agreement, and in its sole discretion either continue and extend this Agreement, terminate this Agreement, and/or offer Executive a different agreement. HEC will notify Executive of such action within said ninety-day period. This Agreement shall remain in effect until so terminated and/or modified by HEC. Failure of HEC to take any action within said ninety-day period shall be considered as an extension of this Agreement for an additional three-year period of time. If a Change of Control occurs while this Agreement is in effect, then this Agreement shall not be subject to termination or modification and shall remain in force for a period of three years after such Change of Control, and if within said three years the contingency factors occur which would entitle Executive to the benefits as provided herein, this Agreement shall remain in effect in accordance with its terms.

     GENERAL.

(a) SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of HEC and any successor of HEC, by merger or otherwise. This Agreement shall also be binding upon and inure to the benefit of the Executive and Executive's estate. If Executive shall die prior to full payment of amounts due pursuant to this Agreement, such amounts shall be payable pursuant to the terms of this Agreement, to Executive's estate.

(b) SEVERABILITY. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(c) CONTROLLING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado.

(d) RELEASE. As a condition to the receipt of any benefit under Paragraph 2 hereof, Executive shall first execute a release, in the form established by HEC, releasing HEC, its shareholders, officers, directors, employees and agents from any and all claims and from any and all causes of action of any kind or character, including but not limited to all claims or causes of action arising out of Executive's employment with HEC or the termination of such employment.

(e) UNFUNDED OBLIGATION. The obligation to pay amounts under this Agreement is an unfunded obligation of HEC and no such obligation shall create a trust or be deemed to be secured by any pledge or encumbrance on any property of HEC.

(f) NOT A CONTRACT OF EMPLOYMENT. This Agreement shall not be deemed to constitute a contract of employment, nor shall any provision hereof effect (i) the right to HEC of discharge Executive at will or (ii) the terms and conditions of any other agreement between HEC and Executive except as provided herein. No severance compensation shall be payable hereunder as a result of any termination of employment before a Change of Control.

(g) NONALIENATION. No benefit payable hereunder may be assigned, pledged or mortgaged and shall not be subject to legal process or attachment for claims of creditors of Executive except to the extent required by applicable law.

(h)               OTHER SEVERANCE ARRANGEMENTS.  If the Executive is entitled to
                  severance  pay  and  benefits   pursuant  to  this   Agreement
                  following a Change in Control, the following shall apply:

                  (i)      The  severance  pay  and  benefits  provided  for  in
                           Section 2 shall be reduced by the amount of any other severance or termination pay to which the Executive may be entitled under any agreement with the Company or any of its Affiliates

(iii) The Executive's entitlement to any other compensation or benefits or any indemnification shall be determined in accordance with the Company's employee benefit plans and other applicable programs, policies and practices or any indemnification agreement then in effect.

(i) FEES AND EXPENSES. HEC shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) reasonably incurred by the Executive as they become due as a result of the Executive seeking to obtain or enforce any right or benefit provided by this Agreement.

(j) NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, or overnight courier or by facsimile, addresses to the respective addresses and facsimile numbers last given by each party to the other, provided that all notices to HEC shall be directed to the attention of the Board with a copy to the Secretary of HEC. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

(k) NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by HEC (except for any severance or termination policies, plans, programs or practices) and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with HEC (except for any severance or termination agreements). Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of HEC shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.


(l) SETTLEMENT OF CLAIMS. HEC's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitations, any set-off, counterclaim, recoupment, defense or other right which HEC may have against the Executive or others.

(m) MUTUAL NON-DISPARAGEMENT. HEC, its affiliates and subsidiaries agree and HEC shall use its best efforts to cause their respective executive officers and directors to agree, that they will not make or publish any statement critical of the Executive or in any way adversely affecting or otherwise maligning the Executive's reputation. The Executive agrees that it will not make or publish any statement critical of HEC, its affiliates and their respective executive officers and directors, or in any way adversely affecting or otherwise maligning the business reputation of any member of HEC, its affiliates and subsidiaries and their respective officers, directors and employees.

(n) MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and HEC. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the ______day of __________, 1999.



                           "EXECUTIVE"



                           ----------------------------------



                           "HEC"

                           HALLWOOD ENERGY CORPORATION


                           -----------------------------------



Schedule for Change of Control Contracts


Signing Executives                 Effective Date             Severance Amount

Anthony J. Gumbiner          June 9, 1999              three times compensation
William L. Guzzetti          June 9, 1999              three times compensation
Russell P. Meduna            June 9, 1999              two and one-half times
                                                        compensation
Cathleen M. Osborn           June 9, 1999              two and one-half times
                                                        compensation
George L. Brinkworth         June 9, 1999              two times compensation
Betty J. Dieter              June 9, 1999              two times compensation
William H. Marble            June 9, 1999              two times compensation
Thomas J. Jung               June 9, 1999              two times compensation